                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            MICRON TECHNOLOGY INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                            MICRON TECHNOLOGY INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $125.00

    (2) Form, Schedule or Registration Statement No.: PRE 14A

    (3) Filing Party: MICRON TECHNOLOGY, INC.

    (4) Date Filed: DECEMBER 6, 1994

Notes:

                [LOGO OF MICRON TECHNOLOGY, INC. APPEARS HERE]

                               ----------------

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, JANUARY 30, 1995

To The Shareholders:

  Notice Is Hereby Given that the 1994 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on January 30, 1995, at 9:00 a.m., Mountain Standard Time, at the Company's principal office located at 2805 East Columbia Road, Boise, Idaho 83706-9698, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares.

    3. To approve the Company's 1994 Stock Option Plan and to reserve 1,000,000 shares of the Company's Common Stock for issuance thereunder.

    4. To approve the Company's Executive Bonus Plan.

    5. To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending August 31, 1995.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on December 1, 1994, are entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          Cathy L. Smith
                                          Secretary

Boise, Idaho
December 19, 1994

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

  Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                        PLEASE MAIL YOUR PROXY PROMPTLY

                [LOGO OF MICRON TECHNOLOGY, INC. APPEARS HERE]
                            2805 EAST COLUMBIA ROAD
                            BOISE, IDAHO 83706-9698

                               ----------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company") for use at the 1994 Annual Meeting of Shareholders to be held on January 30, 1995, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1994 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal office located at 2805 East Columbia Road, Boise, Idaho 83706-9698. The Company's telephone number is (208) 368-4000.

  This Proxy Statement and enclosed Proxy were mailed on or about December 19, 1994, to all shareholders entitled to vote at the meeting.

RECORD DATE

  Shareholders of record at the close of business on December 1, 1994 (the "Record Date"), are entitled to notice of and to vote at the meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  Proposals of shareholders of the Company which are intended to be presented at the Company's 1995 Annual Meeting of Shareholders must be received by the Company no later than August 22, 1995, and be otherwise in compliance with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

  The Company has only one class of stock outstanding, the Company's common stock, $.10 par value per share (the "Common Stock"). At the Record Date, 102,128,550 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

  Each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. Cumulative voting for the election of directors shall not be required unless at least one shareholder has given notice at the meeting prior to the voting of the intention to cumulate votes. In the event cumulative voting is requested, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than ten (10) candidates. In the event cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth security ownership information as of December 1, 1994, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION TABLE" set forth on page 6, and (iv) all directors and executive officers as a group:

                                                   AMOUNT AND
                                                   NATURE OF
                    NAME AND ADDRESS               BENEFICIAL        PERCENT OF
                  OF BENEFICIAL OWNER              OWNERSHIP           CLASS
                  -------------------              ----------        ----------
      FMR Corp.................................... 11,821,800(1)       11.58%
       82 Devonshire Street
       Boston, Massachusetts 02109
      J.R. Simplot Company........................ 11,849,500(2)       11.60%
       999 Main Street, Suite 1300
       Boise, Idaho 83707
      John R. Simplot.............................  8,789,250(3)(4)     8.61%
       999 Main Street, Suite 1300
       Boise, Idaho 83707
      Simplot Canada Limited......................  1,300,000(5)        1.27%
      Steven R. Appleton..........................     36,035(6)(7)        *
      James W. Garrett............................      --0--              *
      Jerry M. Hess...............................     10,000(8)           *
      Reid N. Langrill............................      --0--              *
      Robert A. Lothrop...........................     20,482              *
      Tyler A. Lowrey.............................     11,000(6)(9)        *
      Thomas T. Nicholson.........................    784,335              *
      Allen T. Noble..............................  1,025,000           1.00%
      Joseph L. Parkinson.........................         85              *
      Don J. Simplot..............................     74,750(3)(10)       *
      Gordon C. Smith.............................        375              *
      Wilbur G. Stover, Jr. ......................      6,999(6)(7)        *
      All directors and executive officers as a
       group (23 persons) (3),(4),(6),(7),(8),
       (9),(10),(11):............................. 24,102,722          23.58%

- --------
*Less than 1%
(1) Includes shares beneficially owned by subsidiaries of FMR Corp., as follows: Fidelity Management & Research Company, 11,559,750 shares; Fidelity Management Trust Company, 207,050 shares; and Fidelity International Limited, 55,000 shares. Of these shares, FMR Corp. has sole voting power with respect to 47,750 shares and sole power of disposition with respect to 11,766,800 shares. Fidelity International Limited has sole voting and disposition power with respect to all of the shares it beneficially owns.
(2) Does not include shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company, and by Messrs. John R. Simplot and Don J. Simplot.
(3) Messrs. John R. Simplot and Don J. Simplot, directors of the Company, serve as directors and are shareholders of the J.R. Simplot Company. In addition, Mr. Don J. Simplot serves as a member of Office of the Chairman of the Board of Directors and as Corporate Vice President of the J.R. Simplot Company. In addition to their respective number of shares indicated in the table, these individuals may be deemed to be beneficial owners of 11,849,500 shares held by the J.R. Simplot Company and 1,300,000 shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company.
(4) Includes 5,851,300 shares held in the J.R. Simplot Self Declaration of Revocable Trust dated December 21, 1989.
(5) Simplot Canada Limited is a wholly owned subsidiary of the J.R. Simplot Company.
(6) Does not include shares of common stock of Micron Communications, Inc., a subsidiary of the Company, held by Mr. Appleton, 811; Mr. Lowrey, 811; Mr. Stover, 811; and all directors and executive officers as a group (13 persons), 10,431. The total number of shares held by all directors and executive officers as a group represents 1.83% of the total outstanding shares of Micron Communications, Inc., common stock.
(7) Includes options exercisable within 60 days of December 1, 1994, under the Company's 1985 Incentive Stock Option Plan in the following amounts: Mr. Appleton, 24,000; Mr. Stover, 6,499; and all directors and executive officers as a group (13 persons), 89,246.
(8) Includes 1,000 shares held by J.M. Hess Construction Co., Inc., a company owned solely by Mr. Hess.
(9) Does not include 1,966 shares of common stock of Micron Quantum Devices, Inc., a subsidiary of the Company, held by Mr. Lowrey, which represents less than one percent (1%) of the total outstanding shares of Micron Quantum Devices, Inc., common stock. No other directors or executive officers of the Company hold shares of Micron Quantum Devices, Inc.
(10) Includes 2,500 shares held by Mr. Don J. Simplot as custodian for his minor child.
(11) Includes 11,849,500 shares held by the J.R. Simplot Company and 1,300,000 shares held by Simplot Canada Limited (see footnote (3) above).

                             ELECTION OF DIRECTORS

NOMINEES

  The Company's Bylaws currently provide for ten (10) directors, and it is contemplated that a Board of ten (10) directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's ten (10) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

  The names of the ten (10) nominees and certain information about them are set forth below:

                                                                       DIRECTOR
    NAME OF NOMINEE     AGE           PRINCIPAL OCCUPATION              SINCE
    ---------------     ---           --------------------             --------
 Steven R. Appleton....  34 Chairman of the Board, President, and        1994
                            Chief Executive Officer of the Company
 Jerry M. Hess.........  56 Chairman and Chief Executive Officer of      1994
                            J.M. Hess Construction Co., Inc.
 Robert A. Lothrop.....  68 Retired, former Senior Vice President of     1994
                            J.R. Simplot Company
 Tyler A. Lowrey.......  41 Vice Chairman and Chief Technical            1994
                            Officer of the Company
 Thomas T. Nicholson...  58 Vice President of Honda of Seattle;          1980
                            President of Mountain View Equipment;
                            Partner of CC&T Land & Livestock
 Allen T. Noble........  65 President of Farm Development                1980
                            Corporation; land development;
                            agribusiness interests
 Don J. Simplot........  59 Member of Office of the Chairman and         1982
                            Corporate Vice President of the J.R.
                            Simplot Company
 John R. Simplot.......  85 Retired, former Chairman of the Board of     1980
                            the J.R. Simplot Company
 Gordon C. Smith.......  65 Retired, former President and Chief          1990
                            Executive Officer of the J.R. Simplot
                            Company
 Wilbur G. Stover, Jr..  41 Vice President, Finance, and Chief           1994
                            Financial Officer of the Company

  Each of the nominees has been engaged in his principal occupation set forth above during the past five years, except as follows: (i) Steven R. Appleton served as Vice President, Manufacturing from August 1989 until April 1991 when he was appointed President and Chief Operating Officer and as a director of the Company. In July 1992, he assumed responsibilities as Chairman of the Board, President, and Chief Executive Officer for Micron Semiconductor, Inc. (a wholly owned subsidiary of the Company). In May 1994, Mr. Appleton was re-elected to the Company's Board of Directors. He was named Chairman of the Board, President, and Chief Executive Officer of the Company in September 1994; (ii) Robert A. Lothrop served as Senior Vice President of the J.R. Simplot Company from January 1986 until his retirement in January 1991; (iii) Tyler A. Lowrey served as the Company's Vice President, Process Research and Development, and Assistant Technical Officer until April 1990 when he was named Vice President, Research and Development. He served in these positions, as well as a member of the Company's Board of Directors from August 1990 until July 1992 when he became a director and was named Vice President, Chief Technical Officer for Micron Semiconductor, Inc. In September 1994, he was re-elected to the Board of Directors of the Company and named Vice Chairman and Chief Technical Officer of the Company; (iv) Don J. Simplot served as the President of Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company, from February 1985 until January 1992. In April 1994, Mr. Simplot was appointed as a member of Office of the Chairman of the J.R. Simplot Company; (v) John R. Simplot served as the Chairman of the Board of Directors of the J.R. Simplot Company from 1920 until his retirement in April 1994; (vi) Gordon C. Smith served in various management positions from July 1980 until January 1992 for Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company. From May 1988 until his retirement in February 1994, Mr. Smith served as the President and Chief Executive Officer of the J.R. Simplot Company; (vii) Wilbur G. Stover, Jr. joined the Company in June 1989 as an accounting manager. In February 1990, Mr. Stover was named Controller. In July 1992, he was named Vice President, Finance, and Chief Financial Officer of Micron Semiconductor, Inc. In September 1994, he was named Vice President, Finance; Treasurer, and Chief Financial Officer of the Company and was appointed to the Board of Directors of the Company. Upon the merger of Micron Semiconductor, Inc., with and into the Company in November 1994, Mr. Stover was named Vice President, Finance, and Chief Financial Officer of the Company.

  John R. Simplot and Gordon C. Smith also serve as directors of the J.R. Simplot Company. The J.R. Simplot Company is a privately held company involved in food processing and in manufacturing and marketing fertilizers and agricultural chemicals.

  There is no family relationship between any director or executive officer of the Company, except between John R. Simplot and Don J. Simplot, who are father and son, respectively.

  Allen T. Noble serves as a director of West One Bancorp, the parent company of West One Bank, Idaho, the Company's stock transfer agent and registrar.

  Don J. Simplot serves as a director of AiRSensors, Inc. The company provides alternative fuels conversion equipment for automotive applications.

SECTION 16(A) COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended September 1, 1994, except for Gordon C. Smith, a director of the Company, who filed late a Form 4 for the month of December.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On December 3, 1993, Micron Computer, Inc., a subsidiary of the Company, acquired a total of 30.21 acres of real property located adjacent to its existing plant site in Nampa, Idaho, from Jerry M. Hess, in exchange for approximately 13 acres of land owned by Micron Computer, Inc., and a payment in the amount of $258,000. In January 1994, Micron Computer, Inc., acquired a two-year option to purchase an additional 40.283 acres from Mr. Hess at a price of $10,000 per acre. Mr. Hess was appointed to serve as a director of the Company in September 1994. The Company believes that the terms of the purchase and of the option agreement were as favorable as those they could have obtained from unaffiliated third parties.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of fourteen (14) meetings during the fiscal year ended September 1, 1994. The Board of Directors has formed an Executive Committee, an Audit Committee, and a Compensation Committee. A Nominating Committee of the Board of Directors has not been formed.

  The Executive Committee consists of directors Steven R. Appleton, Tyler A. Lowrey, Thomas T. Nicholson, and Don J. Simplot. The Executive Committee has been granted all of the powers and authority of the Board of Directors in the management of the Company's business in the ordinary course. The Executive Committee held no meetings during fiscal year 1994, due primarily to the frequency of meetings held by the entire Board.

  The Audit Committee, consisting of directors Thomas T. Nicholson, Allen T. Noble, and Gordon C. Smith, held three (3) meetings during fiscal year 1994. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and evaluating the Company's accounting principles and system of internal accounting controls.

  The Compensation Committee consists of directors Robert A. Lothrop, Thomas T. Nicholson, Allen T. Noble, and John R. Simplot. The Compensation Committee held one (1) meeting during fiscal year 1994. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers. (See "Compensation Committee Interlocks and Insider Participation" on page 11.)

  During fiscal year 1994, all directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings of all committees of the Board on which they served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 1994 (the "Named Executive Officers") for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION             LONG-TERM
                                   -------------------------------------   COMPENSATION    ALL OTHER
    NAME AND PRINCIPAL      FISCAL                          OTHER ANNUAL   OPTIONS/SARS   COMPENSATION
       POSITION(1)           YEAR  SALARY(2) BONUS(3)(4)(5) COMPENSATION GRANTED(#)(6)(7)     (8)
    ------------------      ------ --------- -------------- ------------ ---------------- ------------
Joseph L. Parkinson          1994  $679,722     $701,534        $ 0                0         $6,217
Micron Technology, Inc.      1993   331,731      499,178          0                0          5,192
Chairman, CEO                1992   250,000      745,682          0           37,500          4,827
James W. Garrett             1994   534,529      611,403          0                0          4,717
Micron Technology, Inc.      1993   265,385      391,041          0           62,500          4,154
President, COO               1992   200,000      433,626          0           37,500          3,862
Steven R. Appleton           1994   436,624      641,926          0           50,000          4,717
Micron Semiconductor, Inc.   1993   232,692      168,736          0           62,510(9)       4,154
Chairman, CEO, President     1992   200,000       39,119          0          162,500          3,279
Tyler A. Lowrey              1994   436,624      613,818          0           50,000          4,717
Micron Semiconductor, Inc.   1993   232,692      303,907          0           62,510(9)       4,154
Vice President,              1992   200,000      230,912          0           37,500          3,862
Chief Technical Officer
Reid N. Langrill             1994   340,216      239,719          0           50,000          6,217
Micron Technology, Inc.      1993   182,692      104,196          0           62,500          3,115
Vice President, Finance;     1992   150,000       54,010          0           12,500          2,896
CFO; Treasurer

- --------
(1) Represents the Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, in their respective positions at the end of fiscal year 1994. Mr. Parkinson, Mr. Garrett, and Mr. Langrill resigned from their positions as officers and directors of the Company effective as of September 26, 1994. Effective upon their resignations, Steven R. Appleton was appointed to serve as the Company's Chairman, Chief Executive Officer, and President; Tyler A. Lowrey was appointed to serve as Vice Chairman and Chief Technical Officer; and Wilbur G. Stover, Jr. was appointed to serve as Vice President, Finance, and Chief Financial Officer of the Company.
(2) Includes compensation deferred by the employee under the Company's qualified 401(k) retirement plan.
(3) Includes executive bonuses paid during each fiscal year for financial performance goals relating to previous fiscal years. Executive bonuses are payable in equal installments over a five (5) year period. Annual payments are contingent upon the officer's continued employment with the Company or its subsidiaries and upon profitability of the employing company in the year of payment.

(4) Includes bonus compensation paid for achievement of performance milestones, the filing and issuance of patents, and the publication of technical articles.
(5) Includes cash paid under the Company's or its subsidiaries' time off plans and profit sharing plans.
(6) Includes options to purchase shares of the Company's Common Stock under the Company's 1985 Incentive Stock Option Plan (the "ISO Plan").
(7) Options granted under the Company's ISO Plan reflect a 5-for-2 stock split of the Company's Common Stock outstanding, effected in the form of a stock dividend, as of April 1, 1994.
(8) Consists of Company contributions under its qualified 401(k) retirement plan.
(9) Includes stock appreciation rights ("SARs") awarded to Micron Semiconductor, Inc., employees under the 1993 Micron Semiconductor, Inc., Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, each employee of Micron Semiconductor, Inc., as of January 22, 1993, was granted the right to participate in the book value appreciation of ten (10) shares of Micron Semiconductor, Inc., common stock. As of September 1, 1994, the total number of shares subject to appreciation rights under the SAR Plan represented approximately 1.62% of the total outstanding shares of Micron Semiconductor, Inc., common stock. Effective November 4, 1994, Micron Semiconductor, Inc., was merged with and into Micron Technology, Inc., and the SAR Plan was canceled, resulting in the payment of the book value appreciation to all eligible employees as of that date.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on options granted in fiscal year 1994 to the Named Executive Officers:

                                           INDIVIDUAL GRANTS
                         --------------------------------------------------------
                                      PERCENT OF           FAIR MARKET             POTENTIAL REALIZABLE VALUE
                                        TOTAL     EXERCISE  VALUE OF               AT ASSUMED ANNUAL RATES OF
                                       OPTIONS    OR BASE    COMMON               STOCK PRICE APPRECIATION FOR
                          OPTIONS     GRANTED TO   PRICE    STOCK ON                      OPTION TERM
                          GRANTED    EMPLOYEES IN   PER      DATE OF   EXPIRATION ----------------------------
          NAME           (#)(1)(2)   FISCAL YEAR   SHARE      GRANT       DATE       0%       5%       10%
          ----           ---------   ------------ -------- ----------- ---------- -------- -------- ----------
Joseph L. Parkinson.....       0            0%     $   0      $   0         N/A   $      0 $      0 $        0
James W. Garrett........       0            0%         0          0         N/A          0        0          0
Steven R. Appleton......  50,000(3)     3.604%     20.37      23.96     9-27-99    179,500  586,935  1,103,830
Tyler A. Lowrey.........  50,000(3)     3.604%     20.37      23.96     9-27-99    179,500  586,935  1,103,830
Reid N. Langrill........  50,000(3)     3.604%     20.37      23.96     9-27-99    179,500  586,935  1,103,830

- --------
(1) Options granted under the Company's ISO Plan typically have a six (6) year term and vest over a five (5) year period. Options under the plan may be granted as incentive stock options (ISOs) or nonstatutory stock options
    (NSOs). ISOs are granted with an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant, as defined under the plan. All NSOs are granted with an exercise price equal to 85% of the fair market value of the Company's Common Stock on the date of grant.
(2) Options granted under the Company's ISO Plan reflect a 5-for-2 stock split of the Company's Common Stock outstanding, effected in the form of a stock dividend, as of April 1, 1994.
(3) Represents NSOs granted under the Company's 1985 Incentive Stock Option
    Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table provides information regarding option exercises in fiscal year 1994 by the Named Executive Officers and the value of such officers' unexercised options and SARs at September 1, 1994:

                                                                       VALUE OF
                                                   NUMBER OF       UNEXERCISED IN-
                                                   EXERCISED          THE-MONEY
                                                OPTIONS/SARS AT    OPTIONS/SARS AT
                                                     FISCAL             FISCAL
                                                    YEAR-END           YEAR-END
                                                ----------------   ----------------
                          NUMBER OF
                           SHARES
                         ACQUIRED ON   VALUE     EXERCISABLE(E)     EXERCISABLE(E)
      NAME               EXERCISE(1)  REALIZED  UNEXERCISABLE(U)   UNEXERCISABLE(U)
      ----               ----------- ---------- ----------------   ----------------
Joseph L. Parkinson.....   10,184    $  454,923            0(E)       $        0(E)
                                                      22,500(U)          776,938(U)
James W. Garrett........   47,200     2,122,219            0(E)                0(E)
                                                      72,499(U)        2,301,493(U)
Steven R. Appleton......   39,465     1,195,797            0(E)                0(E)
                                                     202,511(U)(2)     6,055,274(U)(2)
Tyler A. Lowrey.........   14,613       873,567            0(E)                0(E)
                                                     122,509(U)(2)     3,263,099(U)(2)
Reid N. Langrill........    9,700       596,221            0(E)                0(E)
                                                     107,500(U)        2,734,488(U)

- --------
(1) Shares acquired on exercise of an option reflect a 5-for-2 stock split of the Company's Common Stock outstanding, effected in the form of a stock dividend, as of April 1, 1994.
(2) Includes SARs granted with respect to ten (10) shares of Micron Semiconductor, Inc., common stock under the 1993 Micron Semiconductor, Inc., Stock Appreciation Rights Plan.

COMPENSATION OF DIRECTORS

 Directors' Fees

  Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors of the Board who are not employees of the Company receive a director fee of $3,000 for each Board of Directors meeting attended. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENT

 Termination Agreements

  The Company has entered into separate agreements with the executive officers and certain other key employees of the Company relating to notice of termination and compensation upon termination or death. Each agreement requires that the Company or the officer or employee give six (6) months advance written notice of termination regardless of the reason or justification for termination. The Company, the officer, or employee may discontinue active duties at any time following notice; however, employment for purposes of salary, bonuses, benefits, stock vestings, and for determining conflicts of interest continues for at least six (6) months from the date of notice. The Board also approved the payment of performance bonuses that otherwise would have been paid within six (6) months after the date of an officer's death. There were no amounts paid by the Company during fiscal year 1994 pursuant to these agreements. Subsequent to fiscal year end 1994, payments were made pursuant to these agreements to Mr. Joseph L. Parkinson, Mr. James W. Garrett, and Mr. Reid N. Langrill who resigned from their positions as officers and directors of the Company effective as of September 26, 1994.

 Change in Control Arrangement

  On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all bonuses earned which are subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 12 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

  This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Robert A. Lothrop, Thomas T. Nicholson, Allen T. Noble, and John R. Simplot serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request.

  For fiscal year 1994, the executive officers of the Company consisted of individuals employed by the Company and employed by Micron Semiconductor, Inc., the Company's primary operating subsidiary. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, and stock option grants, of the Company's officers and of certain officers of Micron Semiconductor, Inc. In fiscal year 1994, compensation for the Company's officers was reviewed and approved by the Company's Board of Directors. Compensation for Micron Semiconductor, Inc., officers was reviewed and approved by the Micron Semiconductor, Inc., Board of Directors. Grants to Micron Semiconductor, Inc., officers of options to purchase the Company's Common Stock were reviewed and approved by the Boards of Directors of Micron Semiconductor Inc., and of the Company. Effective November 4, 1994, Micron Semiconductor, Inc., was merged with and into Micron Technology, Inc. On October 17, 1994, Robert A. Lothrop and Thomas T. Nicholson were appointed to replace Joseph L. Parkinson and Reid N. Langrill as members of the Compensation Committee. Compensation for the Company's officers for fiscal year 1995, including base salary, performance bonuses, stock option grants, and other compensation, were determined and approved by the Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

  The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain, and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

 Cash Compensation

  BASE SALARY. The executive officers' base salaries are established primarily upon an evaluation of the officer's position and contribution to the Company including (i) individual performance, (ii) responsibility, (iii) technical expertise, (iv) length of service, (v) company performance, and (vi) industry compensation levels.

  COMPANY PERFORMANCE BONUSES. Cash bonuses to executive officers are intended to reward officers for the Company's financial performance during the fiscal year. Accordingly, bonuses are determined based on a performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the after-tax net profit of the Company at the end of the fiscal year. Performance bonus percentages are established according to a subjective analysis of each officer according to the same criteria utilized to determine base salary. (See "PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE BONUS PLAN" set forth on page 17.)

  PROFIT SHARING. The Company distributes ten percent (10%) of the Company's quarterly after-tax net profits to all eligible employees of the Company. The plan provides for equal distribution to each employee of the first $500,000 of the amount eligible for distribution. Amounts exceeding this limit are distributed in proportion to the base salary of eligible employees. Prior to the merger of Micron Semiconductor, Inc., with and into the Company in November 1994, the amount of Company consolidated after-tax net profits allocable to Company employees was determined based on a comparison of the total base salary for all Company employees to the total base salary for all employees of the Company and its subsidiaries. Distributions to Micron Semiconductor, Inc., employees were determined based on after-tax net profits attributable to Micron Semiconductor, Inc.

  INCENTIVE BONUSES. From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to company success, and the attainment of technological advances.

 Equity Compensation

  STOCK OPTIONS. In order to provide long-term incentive to the executive officers and employees of the Company and its subsidiaries related to long-term growth in the value of the Company's stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's incentive stock option plans.

 Other Compensation

  In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including but not limited to time-off plans and a recently terminated sabbatical program made available by the Company. Under these plans, all employees of the Company, including executive officers, are allowed to accumulate vacation time and to accept a sabbatical leave for time accumulated under the sabbatical program prior to termination, or to receive cash in lieu thereof. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

 Payment/Exercise Restrictions

  In an effort to encourage employees and executive officers to remain employed and to promote Company performance, many compensation programs for employees and executive officers contain provisions delaying payment and requiring continuing Company profitability. In this regard, cash bonuses to each executive officer are approved and paid in equal annual installments over a five (5) year period, provided that the Company is profitable in the year of payment and the individual remains employed by the Company or a subsidiary of the Company. Likewise, stock options granted to executive officers typically have a term of six (6) years and vest twenty percent (20%) each year for a period of five (5) years from the date of grant.

CEO COMPENSATION

  During fiscal year 1994, Joseph L. Parkinson served as the Chairman of the Board of Directors and the Chief Executive Officer of the Company. He resigned from his officer and director positions with the Company, effective as of September 26, 1994. Mr. Parkinson is a founder of the Company and served as President and Chief Operating Officer of the Company from 1980 to 1986 when he was appointed to serve in the above positions. Mr. Parkinson's compensation for fiscal year 1994 consisted of amounts received under the executive officer compensation programs described above. The amounts paid to Mr. Parkinson during the fiscal year were based primarily on the Compensation Committee's assessment of Mr. Parkinson's performance, his contributions to Company operations, the Company's performance, and a competitive analysis completed by the committee members in the prior fiscal year.

  In September 1993, the Board adjusted Mr. Parkinson's base salary from $500,000 to $700,000 per year based primarily on Mr. Parkinson's overall performance relative to the Company's performance during fiscal year 1993, anticipated performance for fiscal year 1994, and on the Board's assessment of the Company's ability to compete long-term with the pay practices of other semiconductor manufacturing companies.

  The bonus payments received by Mr. Parkinson during fiscal year 1994 were attributable to Company performance bonuses earned for profits achieved in fiscal years 1993 and 1994. Mr. Parkinson's total cash compensation increased in fiscal year 1994 as compared to fiscal year 1993, due to the increase to his base salary and the payment in fiscal year 1994 of bonuses attributable to significant profits achieved in fiscal years 1993 and 1994. At his request, Mr. Parkinson was not granted stock options in fiscal years 1993 and 1994.


                                 Compensation Committee of the Board of
                                 Directors

                                             Robert A. Lothrop
                                             Thomas T. Nicholson
                                             Allen T. Noble
                                             John R. Simplot

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal year 1994, the Compensation Committee members consisted of Joseph L. Parkinson, Reid N. Langrill, John R. Simplot, and Allen T. Noble. Joseph L. Parkinson and Reid N. Langrill served as the Company's Chairman of the Board and Chief Executive Officer, and Vice President, Finance; Treasurer and Chief Financial Officer, respectively, until September 26, 1994, when they resigned as officers and directors of the Company. During the fiscal year, there were no other members of the Compensation Committee who where officers or employees of the Company or any of its subsidiaries, or that had any relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                               PERFORMANCE GRAPH

  The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index from August 31, 1989, through August 31, 1994. In September 1994, the Company was added to the S&P Electronics (Semiconductors) Index. For purpose of this disclosure, current companies of S&P Electronics (Semiconductors) Index include Advanced Micro Devices, Inc.; Intel Corporation; Micron Technology, Inc.; Motorola, Inc.; National Semiconductor Corporation; and Texas Instruments Incorporated.

  Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

                             [GRAPH APPEARS HERE]

  The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the Company's last trading day of its fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1989, in common stock of Micron Technology, Inc., the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index. Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

                                                       YEAR ENDING AUGUST 31
                                                   -----------------------------
                                                   1989 1990 1991 1992 1993 1994
                                                   ---- ---- ---- ---- ---- ----
Micron Technology, Inc............................ $100 $63  $98  $106 $374 $707
S&P Electronics (Semiconductors) Index............  100 106  126   154  345 $366
S&P 500 Composite Index...........................  100  95  121   130  150 $158

               PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

  The Company's Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue one class of stock, consisting of 150,000,000 shares of Common Stock, $0.10 par value per share. In October 1994, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 300,000,000 shares. The shareholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, paragraph 4 of the Certificate would be amended to read as follows:

  "4. The total number of shares of common stock which the corporation shall have the authority to issue is three hundred million (300,000,000), and the par value of each of such shares is Ten Cents ($0.10)."

  The Company currently has 150,000,000 authorized shares of Common Stock. As of November 3, 1994, 102,093,051 shares of Common Stock were issued and outstanding. In addition, as of November 3, 1994, and without giving effect to the proposal to approve the Company's 1994 Stock Option Plan described in this Proxy Statement, 3,698,100 shares were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's 1985 Incentive Stock Option Plan and 1989 Employee Stock Purchase Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

  The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, or to establish a strategic relationship with a corporate partner. The Board of Directors has no present plan, agreement, or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

  The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, the existing shareholders' percentage equity ownership will decrease and, depending on the price at which shares are issued, could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The holders of Common Stock have no preemptive rights. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company.

REQUIRED VOTE

  The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote on this subject matter. Management recommends voting "FOR" approval of the amendment.

                 PROPOSAL TO APPROVE THE 1994 STOCK OPTION PLAN

  The Company seeks shareholder approval of the 1994 Stock Option Plan (the "1994 Plan"). On October 27, 1994, the Board of Directors unanimously approved the 1994 Plan and directed that it be submitted to the Company's shareholders at the 1994 Annual Meeting. The 1994 Plan includes provisions necessary for the plan to comply with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. The compensation of the highest paid executives relating to stock option exercises is not subject to the deduction limit if certain limitations approved by shareholders are applied to stock options granted to executive officers.

  The following is a summary of the material features of the 1994 Plan. The 1994 Plan is attached as Appendix A to this Proxy Statement, and the following summary is qualified in its entirety by reference to it.

PURPOSE OF THE 1994 PLAN

  The 1,000,000 shares reserved for issuance under the 1994 Plan represent less than one percent (1%) of the Company's Common Stock outstanding as of November 3, 1994. The stock options awarded under the 1994 Plan are designed to align management and shareholder long-term interests and to enable the Company to attract, motivate, and retain experienced and qualified management personnel.

ADMINISTRATION

  The 1994 Plan shall be administered by (i) the Board of Directors if the Board may administer the Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or
(ii) a committee appointed by the Board and constituted so as to permit the 1994 Plan to comply with the provisions of Rule 16b-3. If permitted by Rule 16b-3, the 1994 Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of this plan description, the term "Committee" shall mean the Compensation Committee of the Board. Members of the Board receive no additional compensation for their services in connection with the administration of the 1994 Plan.

  The Committee has the discretion to select the employees and consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1994 Plan. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option provided such amendment does not impair the rights of any Optionee unless mutually agreed otherwise by the Optionee and Committee. Options granted under the 1994 Plan will be evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The current form of agreement provides for an option term of six (6) years with the shares exercisable one-fifth (1/5) per year commencing with the first anniversary date of the date of grant.

ELIGIBLE PARTICIPANTS

  Only persons who are officers, employees, or consultants, including advisors, of the Company will be eligible to participate in, and to receive options under, the 1994 Plan. Neither the members of the Committee, nor any member of the Company's Board of Directors who is not also an officer or employee of the Company, may participate in the 1994 Plan. As of November 3, 1994, there were approximately 5,700 employees of the Company who would be eligible to participate in the 1994 Plan. An Optionee may be granted more than one option under the 1994 Plan. No employee of the Company shall be granted options to purchase more than 250,000 shares during any fiscal year.

TERMS OF OPTIONS

  The 1994 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). Options granted to consultants shall be nonstatutory stock options. The purchase price per share payable by an Optionee upon the exercise of each ISO granted under the 1994 Plan shall equal the fair market value of the Company's Common Stock on the date of the grant. The fair market value of the Company's stock is deemed to be the average closing price of the Company's Common Stock as quoted on the New York Stock Exchange for the five (5) business days preceding the date an option is granted. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1994 Plan shall be determined by the Committee.

  The exercise price of an option granted under the 1994 Plan may be paid in cash, check, promissory note, or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof. Other methods of payment available under the Plan include the acceptance by the Committee and stockbroker of documentation necessary to perform a cashless exercise transaction or the reduction of any Company liability to an Optionee. In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Options yet to be exercisable terminate immediately upon the date of the termination. However, the Committee may grant options under the 1994 Plan which survive the termination of an Optionee's employment with the Company, and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

  Options granted under the 1994 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1994 Plan may be exercised during an Optionee's lifetime only by the Optionee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  Subject to adjustment in the case of certain changes in the capital structure of the Company, and subject to the shareholders' approval of the 1994 Plan, a maximum of 1,000,000 shares of the Company's $.10 par value Common Stock has been reserved for issuance pursuant to options granted under the 1994 Plan. In the event of a change in the number or nature of the Company's shares of outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, a proportionate adjustment may be made in the number of shares reserved for issuance under the 1994 Plan and will be made to the number, class, and exercise price of shares subject to any outstanding options under the 1994 Plan, in order to maintain the purpose of the original grant.

AMENDMENT AND TERMINATION OF THE 1994 PLAN

  The 1994 Plan is effective upon the adoption by the Company's Board of Directors and is subject to approval by the Company's shareholders at the 1994 Annual Meeting and will terminate ten (10) years from such date, unless earlier terminated by the Board of Directors. However, the Company's Board of Directors may, at any time, terminate the 1994 Plan on an earlier date, provided that such termination will not affect the rights of the Optionees under any outstanding options previously granted under the 1994 Plan. In addition, and subject to the limitations in the 1994 Plan, the Company's Board of Directors may amend the Plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

  ISOs and NSOs are treated differently for federal tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

  An Optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an Optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the Optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the Optionee's basis in the shares (which generally equals the exercise price). If an Optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the disposition disqualifies the option from favorable tax treatment as an ISO, and the Optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the Optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the Optionee disposes of the shares in an amount equal to the ordinary income recognized by the Optionee.

  An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

PLAN BENEFITS

  As of December 1, 1994, the following Options representing shares of the Company's Common Stock were granted under the 1994 Plan to the (i) Named Executive Officers, (ii) all current executive officers as a group, (iii) current directors who are not executive officers as a group, and (iv) all employees who are not executive officers, as a group:

                                                     NUMBER OF
                                                      SHARES
                                         DOLLAR     SUBJECT TO      AGGREGATE
            NAME (1)                    VALUE(2)  OPTIONS GRANTED EXERCISE PRICE
            --------                   ---------- --------------- --------------
Joseph L. Parkinson..................  $        0           0      $         0
James W. Garrett.....................           0           0                0
Steven R. Appleton...................     285,900      60,000        2,181,600
Tyler A. Lowrey......................     285,900      60,000        2,181,600
Reid N. Langrill.....................           0           0                0
All Executive Officers as a group
 (13)................................   1,906,000     400,000       14,544,000
Non-Executive Director Group.........           0           0                0
Non-Executive Officer Employee Group.           0           0                0

- --------
(1) Mr. Parkinson, Mr. Garrett, and Mr. Langrill resigned from their positions as officers and directors of the Company effective as of September 26, 1994.
(2) The dollar value reflects the difference obtained by subtracting the aggregate exercise price of such options granted from the aggregate market value of the Company's Common Stock underlying such options, based on a closing price of $41.125 as traded on the New York Stock Exchange, on December 1, 1994.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to approve the 1994 Stock Option Plan. Abstentions are counted as shares present and entitled to vote, therefore, abstentions are equivalent to votes against. Management recommends voting "FOR" approval of the proposal.

                              PROPOSAL TO APPROVE
                       THE COMPANY'S EXECUTIVE BONUS PLAN

  In 1993, Section 162(m) was added to the Internal Revenue Code of 1986. The inclusion of this section limits the Company's deduction for federal income tax purposes of compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four highest paid executives unless the plans under which the compensation was paid meets the requirements of Section 162(m). Compensation plans which are performance based and approved by the Company's shareholders will not be subject to the deduction limit. Therefore, in order to maximize the Company's deductions, the Board of Directors of the Company is requesting that shareholders approve the Executive Bonus Plan at the Annual Meeting.

  The following is a summary of the material features of the Executive Bonus Plan. The Executive Bonus Plan is attached as Appendix B to this Proxy Statement, and the following summary is qualified in its entirety by reference to it.

PURPOSE

  The Micron Technology, Inc. Executive Bonus Plan (the "Plan") is designed to attract, retain, and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

ELIGIBLE PARTICIPANTS

  Individuals who are eligible to participate in the Plan include the executive officers and certain other key employees of the Company as may be determined by the Compensation Committee of the Board of Directors. Individuals subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") are considered to be executive officers for purposes of the Plan.

ADMINISTRATION

  The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The present members of the Committee are Robert A. Lothrop, Thomas T. Nicholson, Allen T. Noble, and John R. Simplot, all of whom are deemed to be outside directors of the Company, as defined under Section 162(m). None of the members receive compensation from the Company in any capacity other than as a director of the Company.

  Promptly after the beginning of the fiscal year the Committee determines the percentage or other amount related to the Company's profits available for award under the Plan based on the profits of the Company as determined by the Company's consolidated after-tax net profits; determines the executives eligible to participate; determines each executive's bonus based on the Company's profits for the fiscal year; and determines the frequency at which each bonus will be paid when attained.

  The maximum bonus amount that can be paid to any executive with respect to any one fiscal year results cannot exceed the greater of $2,000,000 or two percent (2%) of the Company's consolidated after-tax net profits. Such amount shall be paid within 90 days after the close of the Company's fiscal year unless the Committee elects to defer the payout of the bonus amount over a period not to exceed five (5) years, subject to continuation of the executive's employment and profitability of the Company in the year paid. Bonuses will be paid only when the Committee certifies in writing that the profitability requirement has been met. In the event of a Change in Control any bonuses earned, but not yet paid under the Plan, shall be immediately payable. (See "Change in Control Arrangement" set forth on page 9.)

  The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable laws or regulations.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Executive Bonus Plan. For purposes of this vote, abstentions will not be counted as voting on this proposal. Management recommends voting "FOR" approval of the proposal.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Coopers & Lybrand L.L.P., independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 1995, and recommends that shareholders vote "FOR" ratification of such appointment. Coopers & Lybrand L.L.P. have been the Company's independent public accountants since fiscal year 1985. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the meeting will be required for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.

                                          THE BOARD OF DIRECTORS

Dated: December 19, 1994

                                                                      APPENDIX A

                            MICRON TECHNOLOGY, INC.

                             1994 STOCK OPTION PLAN

  1. Purposes of the Plan. The purposes of this Stock Option Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  .  to provide additional incentive to Employees and Consultants, and

  .  to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under Delaware corporate and securities laws and the Code.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Change in Control" means the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company outstanding at any time.

    (e) "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

    (g) "Common Stock" means the Common Stock of the Company.

    (h) "Company" means Micron Technology, Inc., a Delaware corporation.

    (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (j) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
  (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

    (k) "Director" means a member of the Board.

    (l) "Disability" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the five business days preceding the day of determination, as reported in the The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (r) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

    (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (t) "Option" means a stock option granted pursuant to the Plan.

    (u) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

    (w) "Optioned Stock" means the Common Stock subject to an Option.

    (x) "Optionee" means an Employee or Consultant who holds an outstanding Option.

    (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (z) "Plan" means this 1994 Option Plan.

    (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

    (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code. In the case of an Option that is not intended to qualify as an Incentive Stock Option, the term "Subsidiary" shall also include any other entity in which the Company, or any Parent or Subsidiary of the Company has a significant ownership interest.

  3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

  4. Administration of the Plan.

    (a) Procedure.

      (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

      (ii) Administration With Respect to Directors and Officers Subject to
    Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

      (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

      (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

      (iii) to determine whether and to what extent Options are granted hereunder;

      (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

      (v) to approve forms of agreement for use under the Plan;

      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

      (xii) to institute and Option Exchange Program; and

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

  5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

  6. Limitations.

    (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

      (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Parent or Subsidiary, which

      (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

  exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

    (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any tie, with or without cause.

    (c) The following limitations shall apply to grants of Options to
  Employees:

      (i) No employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

      (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

      (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

  8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until the completion of a service period.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate, either in book entry form or in certificate form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

    Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed thirty (30) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee does not exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), but the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at any time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
  Section 16 of the Exchange Act with respect to Plan transactions.

    (f) Suspension. Any Optionee who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

  11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

  12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    (d) Change in Control. In the event of a Change in Control the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an Incentive Stock Option to be treated as a Nonstatutory Stock Option without the consent of the Optionee.

  13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  14. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

    (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule, or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule, or regulation.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

  15. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  16. Liability of Company.

    (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

  17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and Delaware law.

                                                                      APPENDIX B

                            MICRON TECHNOLOGY, INC.

                              EXECUTIVE BONUS PLAN
                  (AS ADOPTED AND EFFECTIVE NOVEMBER 28, 1994)

  1. PURPOSE

  The Micron Technology, Inc. Executive Bonus Plan (the "Plan") is designed to attract, retain, and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

  2. DEFINITIONS

  (a) Bonus--The cash incentive awarded to an Executive Officer or Key Employee pursuant to terms and conditions of the Plan.

  (b) Board--The Board of Directors of Micron Technology, Inc.

  (c) Change in Control--The acquisition by any person or entity, directly, indirectly, or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of Micron Technology, Inc., at any time outstanding.

  (d) Code--The Internal Revenue Code of 1986, as amended.

  (e) Committee--The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, in compliance with requirements of Section 162(m) of the Code.

  (f) Company--Micron Technology, Inc., and any other corporation in which Micron Technology, Inc., controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

  (g) Executive--An Executive Officer or Key Employee of the Company.

  (h) Executive Officer--Any officer of the Company subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 ("Exchange Act").

  (i) Key Employee--Any employee of the Company as may be designated by the Committee.

  (j) Plan--The Micron Technology, Inc., Executive Bonus Plan.

  3. ELIGIBILITY

  Only Executives are eligible for participation in the Plan.

  4. ADMINISTRATION

  The awards under the Plan shall be based on the profits of the Company as determined by the Company's consolidated after-tax net profits. The Committee shall administer the Plan and shall have full power and authority to construe, interpret, and administer the Plan necessary to comply with the requirements of
Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons. The Committee shall certify in writing prior to commencement of payment of the bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce the amount of a bonus otherwise payable to Executives upon attainment of the performance goal established for a fiscal year. At the beginning of each fiscal year consistent with the requirements of
Section 162(m), the Committee shall: (i) determine the percentage or other amount related to the Company's profits available for award under the Plan;
(ii) determine the Executive Officers and Key Employees eligible to participate in the Plan for the fiscal year; and (iii) determine each Executive's bonus based on the Company's profits for the fiscal year; and (iv) determine the frequency at which each bonus will be paid when attained.

  The maximum bonus amount that can be paid to any executive with respect to any one fiscal year results cannot exceed the greater of $2,000,000 or two percent (2%) of the Company's consolidated after-tax net profits.

  In the event of a Change in Control, any bonuses earned but not yet paid under the Plan shall be immediately payable. If the Executive ceases to be employed by the Company or by any of its subsidiaries, any unpaid bonuses shall be paid in accordance with the Executive's termination agreement, and as otherwise determined by the Committee. Unpaid bonuses may also be canceled at the discretion of the Committee.

  The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

  5. NONASSIGNABILITY

  No Bonus or any other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

  6. NO RIGHT TO CONTINUED EMPLOYMENT

  Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

  7. EFFECTIVE DATE

  The Plan shall become effective on November 28, 1994. The Committee may terminate or suspend at any time.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                [LOGO OF MICRON TECHNOLOGY, INC. APPEARS HERE]

                      1994 ANNUAL MEETING OF SHAREHOLDERS
                               January 30, 1995

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 1994 Annual Meeting of Shareholders and Proxy Statement, each dated December 19, 1994, and hereby appoints Steven R. Appleton and Wilbur G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1994 Annual Meeting of Shareholders of Micron Technology, Inc., to be held January 30, 1995, at 9:00 a.m. Mountain Standard Time, at the principal office of the Company, 2805 East Columbia Road, Boise, Idaho 83706-9698, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:  [ ] FOR nominees listed   [ ] WITHHOLD authority to
                               below (except as          vote for all nominees
                               indicated)                listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

    Steven R. Appleton; Jerry M. Hess; Robert A Lothrop; Tyler A. Lowrey;
     Thomas T. Nicholson; Allen T. Noble; Don J. Simplot; John R. Simplot;
                    Gordon C. Smith; Wilbur G. Stover, Jr.

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 150,000,000 SHARES TO 300,000,000 SHARES:

                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
                        (to be signed on reverse side)

                          (continued from other side)

3. PROPOSAL TO APPROVE THE COMPANY'S 1994 STOCK OPTION PLAN AND TO RESERVE 1,000,000 SHARES OF THE COMPANY'S COMMON STOCK FOR ISSUANCE THEREUNDER:

                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. PROPOSAL TO APPROVE THE COMPANY'S EXECUTIVE BONUS PLAN:

                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1995:

                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2, 3, 4, and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.
                                            Date:_________________________, 1995

                                            ____________________________________
                                                          Signature

                                            ____________________________________
                                                          Signature

(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears heron, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign)